Exhibit 4.5

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

dated as of December 20, 2013

among

GEOPARK LATIN AMERICA LIMITED AGENCIA EN CHILE
as Issuer

GEOPARK LATIN AMERICA LIMITED

as Intervening and Consenting Party

GEOPARK LIMITED and

GEOPARK LATIN AMERICA COÖPERATIE U.A.

the Guarantors party hereto

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, Registrar, Paying Agent, Transfer Agent and Collateral Agent

and

DEUTSCHE BANK LUXEMBOURG S.A.

as European Paying Agent, Registrar and Transfer Agent

7.50% Senior Secured Notes due 2020

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of December 20, 2013, among GeoPark Latin America Limited Agencia en Chile (the “Company”), an established branch, under the laws of Chile, of GeoPark Latin America Limited (“Latam Limited”), an exempted company incorporated under the laws of Bermuda and wholly owned by GeoPark Limited (formerly GeoPark Holdings Limited), Latam Limited, as intervening and consenting party, each existing Guarantor party hereto and GeoPark Latin America Coöperatie U.A., as additional Guarantor (the “Undersigned”), Deutsche Bank Trust Company Americas, as Trustee, Registrar, Paying Agent, Transfer Agent and Collateral Agent (the “Trustee”), and Deutsche Bank Luxembourg S.A., as European Paying Agent, Registrar and Transfer Agent.

RECITALS

WHEREAS, the Company, Latam Limited, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of February 11, 2013 (the “Indenture”), relating to the Company’s 7.50% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Wholly-Owned Restricted Subsidiaries to provide Guaranties.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  The Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof. In addition, the Undersigned, by the execution of this Supplemental Indenture, agrees to assume, jointly and severally with the Issuer, all of the Issuer’s obligations under the Indenture and to be bound by the terms of the Indenture applicable to the Issuer as if it were the Issuer thereunder.  The parties hereto agree that, as of the date of this Supplemental Indenture, all references to the Issuer in the Indenture shall be deemed amended to refer to the Issuer and to the Undersigned.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GEOPARK LATIN AMERICA
LIMITED AGENCIA EN CHILE, as Issuer

By:	/s/ Pedro Aylwin
	Name:	Pedro Aylwin
	Title:	Legal Representative

GEOPARK LIMITED, as Guarantor

By:	/s/ Pedro Aylwin
	Name:	Pedro Aylwin
	Title:	Legal Representative

GEOPARK LATIN AMERICA
LIMITED, as Intervening and Consenting Party

By:	/s/ Pedro Aylwin
	Name:	Pedro Aylwin
	Title:	Legal Representative

GEOPARK LATIN AMERICA
COÖPERATIE U.A., as Additional Guarantor

By:	/s/ Pedro Aylwin
	Name:	Pedro Aylwin
	Title:	Legal Representative

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee, Registrar, Paying Agent, Transfer Agent and Collateral Agent

By:	Deutsche Bank National Trust Company

By:	s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Assistant Vice President

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk Vice President

DEUTSCHE BANK LUXEMBOURG
S.A., as European Paying Agent, Registrar and Transfer Agent

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Assistant Vice President

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk Vice President